Exhibit 99.1

FOR IMMEDIATE RELEASE

Broadwind Energy Announces Closure of
$20 Million Credit Facility

NAPERVILLE, Ill., August 23, 2012 — Broadwind Energy, Inc. (NASDAQ: BWEN) today announced it has closed on a $20 million credit facility with AloStar Business Credit of Birmingham, Alabama. Under the terms of the credit arrangement, Broadwind will have access to up to $20 million based on a borrowing base secured by eligible trade receivables and inventories. The credit facility has a three-year term, with an interest rate of 30-day LIBOR plus 4.25%, with a 1.0% LIBOR floor. The terms of the credit facility include financial and other covenants typical for asset-based loans of this kind. The loan is also secured by certain of the Company’s fixed and other assets.

The Company used the proceeds of the new credit facility to refinance two existing credit facilities and certain other debt, as well as to pay fees and expenses related to the new credit facility.

“This asset-based credit facility is a significant milestone for Broadwind that largely completes one of the three initiatives of our business transformation strategy. Reflecting the solid progress we have made toward diversifying partially out of wind energy into industrial sectors, lowering the company’s cost base and establishing sustainable cash flow generation, it is also indicative of our strengthened creditworthiness and business model maturation. With a credit structure suitable to our operational dynamics, we now have greater financial flexibility to support our working capital needs as we grow,” said Peter C. Duprey, president and chief executive officer. “AloStar Business Credit, with its expertise in asset-based lending, is the ideal partner for us and we look forward to forging a strong lending relationship with them.”

Roswell Capital Securities, LLC served as agent on this transaction.

About Broadwind Energy, Inc.
Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, oil and gas and mining applications to wind towers, to comprehensive remanufacturing of gearboxes and blades, to operations and maintenance services, and weldments, we have solutions for the energy needs of the future. With facilities throughout the U.S., Broadwind Energy’s talented team of 800 employees is committed to helping customers maximize performance of their investments — quicker, easier and smarter.

About AloStar Business Credit
AloStar Business Credit provides asset-based lending products nationwide to businesses ranging between $20 million and $300 million in revenue and with financing needs ranging between $5 million and $20 million. AloStar Business Credit is the asset-based lending arm of AloStar Bank of Commerce.  For more information, visit www.businesscredit.alostarbank.com.

Forward-Looking Statements
This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 — that is,

statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. The Company’s forward looking statements may include or relate to the Company’s plans to grow its business and its expectations regarding the execution of its strategic transformation and its operations, revenue growth, profitability and the business of its customers; the Company’s expectations regarding its plan to restructure its operations by consolidating its operations; the Company’s execution of its tower production schedule and the effect of such production on the Company’s inventory and working capital levels as well as the sufficiency of the Company’s working capital; the Company’s expectations regarding the state of the wind energy market, and the regulatory frameworks affecting the wind energy industry, as well as the Company’s expectations relating to the economic downturn and the potential impact on its business and the business of its customers. For further discussion of risks and uncertainties, individuals should refer to the Company’s SEC filings. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement.

CONTACT
John Segvich, 630.995.7137, john.segvich@bwen.com